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                                                                    EXHIBIT 99.a

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Puritan-Bennett Corporation

We have audited the consolidated balance sheet of Puritan-Bennett Corporation and subsidiaries as of January 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended January 31, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Puritan-Bennett Corporation and subsidiaries at January 31, 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended January 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, during the year ended January 31, 1994, the Company changed its method of accounting for income taxes, postretirement benefits and postemployment benefits.

                                                  /s/ ERNST & YOUNG LLP

Kansas City, Missouri
March 6, 1995